UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

19900 MacArthur Blvd, Suite 250

Irvine, CA 92612

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

10 Terrace Road

Ladera Ranch, CA 92694

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Strategic Student & Senior Housing Trust, Inc. (the “Company”), through SSSHT Operating Partnership, L.P., the Company’s operating partnership, along with H. Michael Schwartz, the Company’s chief executive officer, Strategic Asset Management I, LLC (formerly known as SmartStop Asset Management, LLC), the Company’s sponsor, and an entity controlled by Mr. Schwartz (collectively, the “KeyBank Bridge Borrowers”) are parties to certain bridge loans (the “KeyBank Bridge Loans”) from KeyBank National Association (“KeyBank”) pursuant to the Second Amended and Restated Credit Agreement dated February 23, 2018.

On October 28, 2022, the KeyBank Bridge Borrowers entered into the Seventh Amendment to the KeyBank Bridge Loans (the “Seventh Amendment”) that extended the maturity date of the KeyBank Bridge Loans from April 30, 2023 to April 30, 2024. In connection with the Seventh Amendment, the Company paid KeyBank an extension fee equal to 0.35% of the outstanding principal balance of the KeyBank Bridge Loans as of October 28, 2022. As of October 28, 2022, the outstanding balance on the KeyBank Bridge Loans was approximately $26.4 million.

The Seventh Amendment (i) modifies certain collateral securing the KeyBank Bridge Loans and certain terms related thereto, and (ii) replaces LIBOR with SOFR as the interest rate benchmark. The Seventh Amendment requires the KeyBank Bridge Borrowers (or an affiliate) to maintain a Total Collateral Ratio (as defined in the Seventh Amendment) of not less than 1.20 to 1.00, and an EXR Collateral Ratio (as defined in the Seventh Amendment) of not less than 1.00 to 1.00, each as of the close of each calendar quarter. If either collateral ratio is not met as of the end of a given calendar quarter, the KeyBank Bridge Borrowers (or an affiliate) will be required to pledge additional collateral within ten business days of the end of such calendar quarter in order to bring the ratio into compliance. In connection with the Seventh Amendment, the parties also entered into a partial release of certain equity interests previously serving as collateral for the KeyBank Bridge Loans.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement, dated October 28, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date: November 3, 2022	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer, Treasurer, and Secretary